UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to  Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2013

Commission File Number: 000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

    On April 8, 2013, VistaGen Therapeutics, Inc. (the “Company”) and Autilion AG (the “Purchaser”) entered into a Securities Purchase Agreement pursuant to which the Company has agreed to sell, and the Purchaser has agreed to purchase, 72.0 million shares of the Company’s Common Stock, for $0.50 per share, on or before April 30, 2013 (the “Financing”).  The Securities Purchase Agreement contains standard representations and warranties and provides that closing is subject to usual and customary closing conditions.  The Securities Purchase Agreement also provides for the election of one designee of the Purchaser to the Company’s Board of Directors.

    Upon closing, the Company will receive gross proceeds of $36.0 million, and the Purchaser will beneficially own in excess of a majority of the Company's currently issued and outstanding Common Stock. No warrants were issued in connection with, and no underwriters or agents are involved in the Financing. A copy of the Securities Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

    The Company issued a press release on April 10, 2013 announcing the execution of the Securities Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1

Voting Agreement

    Contemporaneous with the execution of the Securities Purchase Agreement, the Company and the Purchaser entered into a Voting Agreement, pursuant to which the Purchaser agreed to vote all shares of capital stock of the Company held by the Purchaser consistent with the recommendation of a majority of the members of the Company’s Board of Directors.  In addition, in the event of a Change in Control of the Company, as defined in the Voting Agreement, or an extraordinary transaction outside of the ordinary course of the Company’s business, in each case approved by a majority of the Company’s Board of Directors, including the Purchaser Designee, as well as by the holders of a majority of the outstanding shares of Common Stock held by stockholders unaffiliated with the Purchaser (an “Approved Transaction”), the Purchaser is required to vote all shares of capital stock of the Company held by the Purchaser for such Approved Transaction.  A copy of the Voting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

Conversion of Debt; Termination of Security Interest

    Upon consummation of the Financing, Platinum Long Term Growth VII, LLC (“Platinum”) has agreed to convert all of its Senior Secured Convertible Promissory Notes issued by the Company, in the aggregate principal amount of approximately $3.3 million plus accrued but unpaid interest into approximately 6.8 million restricted shares of the Company’s Common Stock at a conversion price of $0.50 per share; and to (i) terminate a certain Amended and Restated Security Agreement, pursuant to which Platinum was granted a security interest in substantially all of the Company’s assets; (ii) terminate a Negative Covenant prohibiting VistaGen Therapeutics, Inc., a wholly owned subsidiary of the Company (“VistaGen California”), and Artemis Neuroscience, Inc., a wholly owned subsidiary of VistaGen California (“Artemis”), from incurring, among other things, certain kinds of liens or indebtedness, and from agreeing to any merger or other organizational change; and (iii) terminate the Intellectual Property and Stock Pledge Agreement, pursuant to which Platinum was granted a security interest in all intellectual property of VistaGen California, and all of the capital stock and other equity interests of VistaGen California in Artemis.  A copy of the Note Conversion Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3.

Disclaimer

    The descriptions of the Securities Purchase Agreement, Voting Agreement and Note Conversion Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Voting agreement and Note Conversion Agreement, attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporates herein by reference.

Item 9.01  Financial Statements and Exhibits.

    See Exhibit Index.

Disclaimer

    The descriptions of the Securities Purchase Agreement, Voting Agreement and Note Conversion Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, Voting agreement and Note Conversion Agreement, attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporates herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:  April 10, 2013

By:  /s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Securities Purchase Agreement
10.2	Voting Agreement
10.3	Note Conversion Agreement
99.1	Press Release dated April 10, 2013